UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 27, 2006
S&C Holdco 3, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-100717	81-0557245
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1770 Promontory Circle,		80634
Greeley, CO		(Zip Code)
(Address of principal executive
offices)
Registrant’s telephone number, including area code: (970) 506-8000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Secondment Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On January 3, 2007, Swift & Company, a wholly-owned subsidiary of the registrant (“Swift”), and Australia Meat Holdings Pty. Limited, a wholly-owned Australian subsidiary of the registrant (“AMH”), entered into an agreement with Matthew D. Wineinger with respect to Mr. Wineinger’s service as the president of AMH and the payment or reimbursement of expenses incurred in connection with his service. A copy of the agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.
          On December 27, 2006, Swift entered into an agreement with John Kier providing for the payment of amounts ranging from AUD$420,000 to AUD $1,260,000 upon the occurrence of certain events specified in the agreement.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Secondment Agreement, dated January 3, 2007, among Swift & Company, Australia Meat Holdings Pty. Limited and Matthew D. Wineinger.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&C HOLDCO 3, INC.

By:	/s/ Donald F. Wiseman
Name: Donald F. Wiseman
Title:	Senior Vice President, General Counsel and Secretary
Date: January 3, 2007